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                                                                     Exhibit 2.1

                                                                  EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") is entered into as of January 13, 2005, by and among SYNOVA HEALTHCARE GROUP, INC., a Nevada corporation (f/k/a ADVANCED GLOBAL INDUSTRIES CORPORATION) ("AGBL"), SYNOVA AGBL MERGER SUB, INC., a Delaware corporation, which is a wholly owned subsidiary of AGBL ("MERGER SUB" and, together with AGBL, the "AGBL PARTIES"), and SYNOVA HEALTHCARE, INC., a Delaware corporation ("SYNOVA"). Capitalized terms used herein, but not defined have the meanings ascribed to them in ANNEX 1 hereto.

                                    RECITALS

        WHEREAS, the Board of Directors of each of AGBL, Merger Sub and Synova have determined that it is in the best interests of their respective stockholders for AGBL to acquire Synova upon the terms and subject to the conditions set forth herein; and

        WHEREAS, the AGBL Parties and Synova are desirous of effecting a merger, all upon the terms and conditions set forth herein.

        NOW, THEREFORE, the parties hereto, intending to be legally bound, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby represent, warrant, covenant, and agree as follows:

                                    SECTION 1
                                   THE MERGER

        1.1 Merger. Subject to the terms and conditions of this Agreement, Merger Sub shall be merged with and into Synova in a transaction intended to qualify as a tax-free reorganization pursuant to Section 368(a) of the Code.

                                    SECTION 2
                                 TERMS OF MERGER

        2.1 Terms of Merger; Effective Time. The terms of merger (the "MERGER") are as follows:

                (a) Merger Sub shall be merged with and into Synova in accordance with the statutory provisions of the Delaware General Corporation Law ("DGCL").

                (b) Synova shall be the surviving corporation (the "SURVIVING CORPORATION"), and the corporate identity, existence, purposes, powers, franchises, rights, and immunities of Synova shall continue unaffected and unimpaired by the Merger. The corporate identity, existence, purposes, powers, franchises, rights, and immunities of Merger Sub shall be merged into the Surviving Corporation, and the Surviving Corporation shall be fully vested therewith.

                (c) Immediately after the Closing, the Merger shall be effected by filing with the Secretary of State of Delaware the Certificate of Merger attached hereto as EXHIBIT A (the "CERTIFICATE OF MERGER"). The time at which the Certificate of Merger is filed with the

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Secretary of State of Delaware shall be the "EFFECTIVE TIME" of the Merger.
Concurrently with the Closing, the parties shall cause the Certificate of Merger to be so filed and recorded.

                (d) Except insofar as specifically otherwise provided by law, Merger Sub shall cease to exist at the Effective Time, whereupon the separate existence of Synova and Merger Sub shall become a single corporation.

                (e) The certificate of incorporation and bylaws of Synova prior to the Closing shall be the certificate of incorporation and bylaws of the Surviving Corporation.

                (f) At the Effective Time, without any action by the holder thereof, (i) each issued and outstanding share of Synova common stock, par value $0.00001 per share (collectively, "SYNOVA COMMON STOCK") and (ii) each outstanding option or warrant to purchase a share of Synova Common Stock (the "OPTIONS"), shall be deemed cancelled and converted into the right to receive
(A) with respect to the Synova Common Stock, 8.75 shares of common stock, $.001 par value of AGBL (the "AGBL COMMON STOCK"), and (B) with respect to the Options, options (or warrants, as applicable) exercisable into 8.75 shares of AGBL Common Stock upon substantially the same terms and conditions as in effect prior to the Closing Date, but with appropriate adjustments to the exercise prices of such Options. At the Effective Time, without any action by the holder thereof, each outstanding share of the capital stock of Merger Sub shall be deemed cancelled and converted into the right to receive one share of common stock of the Surviving Corporation. The aggregate number of shares of AGBL Common Stock issued to the Synova Stockholders pursuant to this Section 2.1(f) shall equal, as of the Closing Date, seventy percent (70%) of the outstanding AGBL Common Stock on a fully diluted basis.

                (g) Fractional shares of AGBL Common Stock shall not be issued and each holder of Synova Common Stock who would otherwise be entitled to receive any such fractional shares shall forfeit the right thereto.

                (h) At the Effective Time, AGBL shall issue certificates evidencing the number of shares of AGBL Common Stock issuable to the holders of Synova Common Stock in the Merger pursuant to Section 2.1(f) in return for the applicable certificates of Synova Common Stock to be cancelled pursuant to
Section 2.1(f).

                (i) If any certificate representing Synova Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and an agreement by such person to indemnify AGBL and/or the Surviving Corporation against any claim that may be made against it with respect to such certificate, AGBL will issue, in exchange for such lost, stolen or destroyed certificate, certificates representing the AGBL Common Stock to which such Person is entitled under Section 2.1(f), and any dividends or other distributions to which such Person is entitled pursuant to this Agreement.

                (j) Notwithstanding anything in this Agreement to the contrary, shares of Synova Common Stock, if any, issued and outstanding immediately prior to the Effective Time and held by a Synova Stockholder who has not voted in favor of the Merger and who has delivered a written demand for appraisal of such shares in accordance with Section 262 of the

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DGCL (a "DISSENTING STOCKHOLDER") shall not be converted into the right to receive the Merger Consideration, unless and until such holder fails to perfect or effectively withdraws or otherwise loses such holder's right to appraisal under the DGCL. A Dissenting Stockholder may receive payment of the fair value of the shares of Synova Common Stock issued and outstanding immediately prior to the Effective Time and held by such Dissenting Stockholder ("DISSENTING SHARES") in accordance with the provisions of the DGCL, provided that such Dissenting Stockholder complies with Section 262 of the DGCL. At the Effective Time, all Dissenting Shares shall be cancelled and cease to exist and shall represent only the right to receive the fair value thereof in accordance with the DGCL. If, after the Effective Time, any Dissenting Stockholder fails to perfect or effectively withdraws or otherwise loses such Dissenting Stockholder's right to appraisal, such Dissenting Stockholder's Dissenting Shares shall thereupon be treated as if they had been converted, as of the Effective Time, into the right to receive the Merger Consideration.

        2.2 Closing. The closing (the "CLOSING") of the transactions contemplated by this Agreement shall take place at 10:00 a.m. EST on the second business day following the satisfaction or waiver of all conditions to the obligations of the parties hereto to consummate the transactions contemplated by this Agreement (the "CLOSING DATE"), at the offices of Blank Rome LLP, One Logan Square, Philadelphia, Pennsylvania 19103, unless another time, date or place is agreed to in writing by the parties hereto.

                                    SECTION 3
                    REPRESENTATIONS AND WARRANTIES OF SYNOVA

        Synova represents and warrants to the AGBL Parties, as of the date hereof and as of the Closing Date (except for representations and warranties that speak as of a specific date or time, in which case, such representations and warranties shall be true and complete as of such date or time), as follows:

        3.1 ORGANIZATION OF SYNOVA. Synova is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Synova has the requisite corporate power and authority to own, lease, and operate its properties, and to carry on its business where such properties are now owned, leased, or operated and in the manner that such business is now conducted. Synova is qualified to do business as a foreign corporation in all jurisdictions in which the failure to so qualify would have a Material Adverse Effect on Synova.

        3.2     CAPITALIZATION; OWNERSHIP OF COMMON STOCK.

                (a) The authorized capital stock of Synova consists of 1,250,000 shares of common stock, par value $0.00001 per share, of which 735,766 shares are issued and outstanding. There are options and warrants to purchase an aggregate of 64,234 shares of Synova Common Stock outstanding.

                (b) Except for the shares of Synova Common Stock and options and warrants to purchase Synova Common Stock described in 3.2(a) above, there are no other outstanding equity securities of Synova or any outstanding securities of Synova convertible or exchangeable at any time into equity securities of Synova. Synova does not have any Subsidiaries and does not

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own any interests in any corporation, association, partnership, joint venture, trust, estate, limited liability company, limited liability partnership, organization or any other entity. All of the Synova stockholders are "accredited investors" as defined in Rule 501 promulgated under the Securities Act.

        3.3 AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS. Subject to the approval of the Synova Stockholders, Synova has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby. Upon obtaining the approval of the Synova Stockholders, the consummation by Synova of the transactions contemplated hereby will have been duly authorized by all requisite corporate action required to consummate the Merger. Upon obtaining the approval of the Synova Stockholders, this Agreement will constitute, and all agreements and documents contemplated hereby (when executed and duly delivered pursuant hereto) will constitute, the valid and legally binding obligations of Synova, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

        3.4 BOOKS AND RECORDS. The minute books, stock record books, and other records of Synova, all of which have been made available to the AGBL Parties, are complete and correct in all material respects. The minute book of Synova contains accurate and complete records in all material respects of all meetings held of, and corporate action taken by, the stockholders, the Board of Directors, and committees of the Board of Directors of Synova, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books.

        3.5 ABSENCE OF CONFLICTING AGREEMENTS. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement (with or without the giving of notice, the lapse of time, or both):
(a) other than the approval of the Synova Stockholders, does not require the consent of any third party; (b) will not conflict with any provision of the Certificate of Incorporation, Bylaws, or other organizational documents of Synova; (c) will not conflict with, result in a breach of, or constitute a default under, any applicable Order, Legal Requirement, or ruling of any court or Governmental Body to which Synova is subject; (d) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any agreement, instrument, license, or permit to which Synova is a party or by which Synova or its assets are bound; and (e) will not create any Lien upon any of the assets of Synova or any of the Synova Common Stock. Except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, and the filing of a Form D with the SEC, no filing or consent with any Governmental Body or any other third party is required of Synova to consummate this Agreement or the transactions contemplated hereby.

        3.6 GOVERNMENTAL AUTHORIZATIONS. SCHEDULE 3.6 contains a complete and accurate list of each Governmental Authorization that is held by Synova or that otherwise relates to the business of, or to any of the assets owned or used by, Synova. Synova has made available to the AGBL Parties true and complete copies of all such Governmental Authorizations. Each Governmental Authorization listed or required to be listed on SCHEDULE 3.6 is valid and in full force and effect.

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        3.7     REAL PROPERTY. Synova does not own any real property or have any
Real Property Interests other than the lease described on SCHEDULE 3.7, which lease of property is suitable for the conduct of Synova's business and operations as now conducted. Synova is not and, to Synova's Knowledge, the landlord of its leased premises is not, in default, violation, or breach under said lease, and no event has occurred and is continuing that constitutes (with notice or passage of time or both) a default, violation or breach thereunder by Synova or, to Synova's Knowledge, the landlord. Synova has not received any notice of a default under said lease. Synova has, to date, enjoyed quiet enjoyment and practical access to the premises subject to the lease. The leased premises (including the improvements thereon): (a) are in good condition and repair consistent with its current use; and (b) are available for immediate use in the conduct of Synova's business and operations.

        3.8 TANGIBLE PERSONAL PROPERTY. Synova owns or leases all Tangible Personal Property necessary to conduct Synova's business and operations as now conducted. Without material exception, Synova owns and has good title to each item of Tangible Personal Property owned by it, and none of such Tangible Personal Property owned by Synova is subject to any Liens, except for Permitted Encumbrances. With allowance for normal repairs, maintenance, wear, and obsolescence, each material item of Tangible Personal Property owned by Synova is in good operating condition and repair and is available for immediate use in Synova's business and operations.

        3.9 CONTRACTS. SCHEDULE 3.9 lists all written Contracts and true and complete descriptions of all oral Contracts (including any amendments and other modifications to such Contracts) that Synova is a party or otherwise bound. All of such Contracts are in full force and effect and are valid, binding, and enforceable against Synova and, to Synova's Knowledge, the other party(ies) thereto in accordance with their terms, except as the enforceability of such Contracts may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies. Synova is not, and to Synova's Knowledge, no other party thereto is, in material default, violation, or breach in any respect under any such Contract and no event has occurred and is continuing that constitutes (with notice or passage of time or both) a material default, violation, or breach in any respect thereunder by Synova or, to Synova's Knowledge, the other party(ies) thereto. No party to any Contract listed on SCHEDULE 3.9 has delivered notice of any intention to terminate such Contract or amend the terms thereof.

        3.10 INTANGIBLES. SCHEDULE 3.10 is a true and complete list of all material Intangibles owned and used by Synova in its business and operations as now conducted. Synova owns or has the right to use all material Intangibles required for the conduct of Synova's business and operations as now conducted. Except as set forth on SCHEDULE 3.10, (a) Synova has not received any notice or demand alleging that it is infringing upon or otherwise acting adversely to any trademarks, service marks, trade names, service names, copyrights, patents, patent applications, know-how, methods, processes or other intellectual property of any other Person, and there is no claim, proceeding or action pending or, to Synova's Knowledge, threatened with respect thereto; (b) to Synova's Knowledge, no Person is infringing upon Synova's rights or ownership interest in its Intangibles; (c) to Synova's Knowledge, Synova is not improperly using any trade secrets, or improperly using any confidential information of or about any of its past or present

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employees; and (d) to Synova's Knowledge, the ownership and use of such
Intangibles does not, and will not, as a result of the continued operation of the business as presently conducted, violate any legal requirement from or to any jurisdiction, and none of the Intangibles are subject to any outstanding order, decree, judgment, stipulation or any Lien. With respect to each Intangible license, sublicense or agreement, (a) neither Synova nor, to Synova's Knowledge, the other party(ies) to the license, sublicense, or agreement, is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default or permit termination, modification, or acceleration thereunder, and (b) no party to the license, sublicense or agreement has repudiated any provision thereof.

        3.11 TITLE TO PROPERTIES. Except as disclosed on SCHEDULE 3.7, Synova has good title to its assets and properties, free of Liens or rights of others of any kind or nature, except for Permitted Encumbrances.

        3.12 FINANCIAL STATEMENTS. Synova has delivered to AGBL unaudited financial statements for the eleven-month period ended November 30, 2004 (collectively, the "FINANCIAL STATEMENTS"). Each of the foregoing Financial Statements (including, in all cases, the notes thereto, if any) (i) was accurate and complete in all material respects as of the date thereof, (ii) fairly presented the financial condition and results of operations of Synova set forth therein, and (iii) were prepared in accordance with GAAP applied on a consistent basis throughout the period covered thereby. Except as set forth on
SCHEDULE 3.12, Synova has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise, except for liabilities or obligations reflected or reserved against in the Financial Statements and liabilities incurred in the Ordinary Course of Business since the date thereof. No off-balance sheet transactions exist in which Synova is a party.

        3.13    TAX MATTERS.

                (a) Synova has filed all Tax Returns required to be filed. All such Tax Returns were correct and complete and have been prepared in compliance in all material respects with all applicable Legal Requirements. All Taxes owed by Synova (whether or not shown on any Tax Return) have been paid. Synova currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by a Governmental Body in a jurisdiction where Synova does not file Tax Returns that it may be subject to taxation by that jurisdiction.

                (b) Synova has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other Person for all periods for which the statutory period of limitations for the assessment of such Tax has not yet expired and all IRS Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

                (c) No foreign, federal, state or local Tax audits or administrative Tax proceedings are pending or being conducted with respect to Synova. Neither Synova nor any director or officer of Synova has received from any foreign, federal, state or local Taxing Authority (including jurisdictions where Synova has not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review; (ii) request for information related to Tax

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matters; or (iii) notice of deficiency or proposed adjustment for any amount of
Tax proposed, asserted or assessed by any Taxing Authority against Synova. Correct and complete copies of all material federal, state, local and foreign income Tax Returns filed or issued since its inception have been provided or made available to the AGBL Parties;

                (d) Synova has not (i) waived any statute of limitations in respect of any Tax which has continuing effect or (ii) agreed to any extension of time with respect to a Tax assessment or deficiency which has not expired;

                (e) Synova has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

                (f) There is no contract, agreement, plan or arrangement covering any persons that, individually or collectively, could give rise to the payment of any amount that would not be deductible by reason of Section 280G of the Code, or would constitute compensation in excess of the limitations set forth in Section 162(m) of the Code.

                (g) Synova has disclosed to the Internal Revenue Service on the appropriate Tax Returns any Reportable Transaction in which it has participated. Synova has retained all documents and other records pertaining to any Reportable Transaction in which it has participated, including documents and other records listed in Treasury Regulation Section 1.6011-4(g) and any other documents or other records which are related to any Reportable Transaction in which it has participated but not listed in Treasury Regulation
Section 1.6011-4(g).

        3.14 INSURANCE. Synova maintains insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of Synova (taking into account the cost and availability of such insurance).
SCHEDULE 3.14 sets forth a complete listing of all insurance maintained by Synova (indicating form of coverage, name of carrier and broker, coverage limits and premium, expiration dates and deductibles).

        3.15    PERSONNEL AND EMPLOYEE BENEFITS.

                (a) EMPLOYEES AND COMPENSATION. SCHEDULE 3.15 contains a true and complete list of all employees employed by Synova as of the date hereof. SCHEDULE 3.15 also contains a true and complete list of all employee benefit plans or arrangements covering the officers and employees employed by Synova, including, with respect to the employees any:

                        (i)     "Employee welfare benefit plan," as defined in
Section 3(1) of ERISA (a "WELFARE PLAN");

                        (ii)    "Multiemployer pension plan," as defined in
Section 3(37) of ERISA (a "MULTIEMPLOYER PLAN" and, together with the Welfare Plans, the "BENEFIT PLANS");

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                        (iii)   "Employee  pension  benefit  plan," as defined
in Section 3(2) of ERISA (other than a Multiemployer Plan) (a "PENSION PLAN");

                        (iv) Employee plan that is maintained in connection with any trust described in Section 501(c)(9) of the Code; and

                        (v) Employment, severance, or other similar contract, arrangement, or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, or retirement benefits or arrangement for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights, stock purchases, or other forms of incentive compensation or post-retirement insurance, compensation, or benefits that is not a Welfare Plan, Pension Plan, or Multiemployer Plan, (collectively, "BENEFIT ARRANGEMENTS").

                (b) PENSION PLANS. Synova does not sponsor, maintain, or contribute to any Pension Plan other than any Pension Plan listed on
SCHEDULE 3.15. Each Pension Plan complies currently and has been maintained in substantial compliance with its terms and, both as to form and in operation, with all requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such plans, including ERISA and the Code.

                (c) WELFARE PLANS. Each Welfare Plan complies currently and has been maintained in compliance with its terms and, both as to form and in operation, with all requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such plans, including ERISA and the Code. Synova does not sponsor, maintain, or contribute to any Welfare Plan that provides health or death benefits to former employees of Synova other than as required by Section 4980B of the Code or other applicable laws.

                (d) BENEFIT ARRANGEMENTS. Each Benefit Arrangement has been maintained in compliance with its terms and with the requirements prescribed by all statutes, orders, rules and regulations that are applicable to such Benefit Arrangement. Synova is not a party to any written contract prohibiting the termination of any employee.

                (e)     MULTIEMPLOYER PLANS. Except as disclosed on
SCHEDULE 3.15, Synova has not at any time been a participant in any Multiemployer Plan.

                (f) DELIVERY OF COPIES OF RELEVANT DOCUMENTS AND OTHER INFORMATION. Synova has delivered or made available to the AGBL Parties true and complete copies of each of the following documents:

                        (i) Each Welfare Plan and Pension Plan (and, if applicable, related trust agreements) and all amendments thereto, and written descriptions thereof that have been distributed to employees, all annuity contracts or other funding instruments; and

                        (ii)    Each Benefit Arrangement and written
descriptions thereof that have been distributed to employees and complete descriptions of any Benefit Arrangement that is not in writing.

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                (g)     LABOR RELATIONS. Except as set forth on
SCHEDULE 3.15(g), Synova is not a party to or subject to any collective bargaining agreement or written or oral employment agreement with any employee. Except as set forth on SCHEDULE 3.15(g), with respect to its employees, Synova has complied in all material respects with all laws, rules and regulations relating to the employment of labor, including those related to wages, hours, collective bargaining, occupational safety, discrimination, and the payment of social security and other payroll related taxes, and has not received any notice alleging that Synova has failed to comply with any such laws, rules, or regulations. No proceedings are pending or overtly threatened between Synova, on the one hand, and any employee (singly or collectively), on the other hand. No labor union or other collective bargaining unit represents or claims to represent any of the employees.

        3.16    LEGAL ACTIONS AND ORDERS.

                (a) Except as disclosed on SCHEDULE 3.16(a), there is no claim, legal action, counterclaim, suit, arbitration, or other legal or administrative proceeding, or Tax Proceeding pending or overtly threatened against Synova or relating to the assets used by Synova, or the business or operations of Synova, nor does Synova have Knowledge of any basis for the same.

                (b) There is no Order issued against Synova or the assets owned or used by Synova, or to which Synova's business or operations are subject.

                (c) No officer or director or, to Synova's Knowledge, agent, or employee of Synova is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of Synova.

        3.17    ENVIRONMENTAL COMPLIANCE. Except as disclosed on SCHEDULE 3.17:
(i) none of Synova's Tangible Personal Property, nor, to Synova's Knowledge, its Leased Real Property contains (A) any asbestos, polychlorinated biphenyls or any PCB contaminated oil, or (B) any Contaminants; and (ii) to Synova's knowledge, all of Synova's Leased Real Property is in full compliance with all applicable Environmental Laws.

        3.18    COMPLIANCE WITH LEGAL REQUIREMENTS. Except as set forth on
SCHEDULE 3.18:

                (a) Synova is, and at all times has been, in full compliance with each material Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

                (b) To Synova's knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) (i) may constitute or result in a violation by Synova of, or a failure on the part of Synova to comply with, any Legal Requirement, or (ii) may give rise under any Legal Requirement to any obligation on the part of Synova to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                (c) Synova has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement.

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        3.19    CONDUCT OF BUSINESS IN ORDINARY COURSE. Except as set forth on
SCHEDULE 3.19, since November 30, 2004 and through the date hereof, there has not been any Material Adverse Effect involving Synova. Without limiting the generality of the foregoing, since that date, Synova has not:

                (a) made any material sale, assignment, lease, or other transfer of assets other than in the Ordinary Course of Business;

                (b) canceled any debts owed to or claims held by Synova outside the Ordinary Course of Business;

                (c)     made any material changes in its accounting practices;

                (d) suffered any material write-down of the value of any assets or any write-off as uncollectable of any of its accounts receivable;

                (e) made any capital expenditures outside the Ordinary Course of Business;

                (f) made any capital investment in or any loan to any other Person outside the Ordinary Course of Business;

                (g) experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property; or

                (h)     committed to do any of the foregoing.

        3.20 ACCOUNTS RECEIVABLE. The accounts receivable shown in the Financial Statements arose in the ordinary course of business and represented, as of the date of such Financial Statements, bona fide claims against debtors for services, purchases, licenses and other charges. All accounts receivable of Synova arising after the date of the Financial Statements through the date of this Agreement arose in the ordinary course of business and, as of the date of this Agreement, and except as set forth on SCHEDULE 3.20, are not subject to any discount, contingency, claim of off-set or recoupment or counterclaim.

        3.21 CUSTOMERS AND SUPPLIERS; LOSS OF BUSINESS. SCHEDULE 3.21 sets forth a list of all customers of Synova that accounted for at least $10,000 of net sales during the twelve-month period ended December 31, 2004. To Synova's Knowledge, (a) all such customers will continue purchasing, without significant reductions (in either quantity or price), products or services from Synova,
(b) all suppliers material to the Synova will continue to sell to Synova, without significant increases in price, the products and services currently sold by each of them to Synova and (c) all other parties that have material business relations with Synova will continue such relations.

        3.22 RELATIONSHIPS WITH RELATED PERSONS. No Related Person of Synova has, or has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible) used in or pertaining to Synova's business. Except as set forth on SCHEDULE 3.22, no Related Person of Synova is, or has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in a Person that has (i) had business dealings or a financial interest in any transaction with Synova other than business dealings or transactions conducted in the Ordinary Course of Business with Synova at substantially prevailing market prices and on substantially prevailing market terms, or (ii) engaged in competition with Synova with respect to any line of the products or services of Synova (a "COMPETING BUSINESS") in any market presently served by Synova except for ownership of less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market.

        3.23 BROKERS OR FINDERS. Except as set forth on SCHEDULE 3.23, neither Synova nor, to Synova's Knowledge, any director, officer, agent or employee of Synova, has employed any broker or finder or has incurred or will incur any broker's, finder's or similar fees, commissions or expenses, in each case in connection with the transactions contemplated by this Agreement.

                                    SECTION 4
               REPRESENTATIONS AND WARRANTIES OF THE AGBL PARTIES

        The AGBL Parties, jointly and severally, represent and warrant to Synova (and the Synova Stockholders) as of the date hereof and as of the Closing Date (except for representations and warranties that speak as of a specific date or time, in which case, such representations and warranties shall be true and complete as of such date or time) as follows:

        4.1 ORGANIZATION OF AGBL AND MERGER SUB. AGBL is duly organized, validly existing, and in good standing under the laws of the State of Nevada. Merger Sub is duly organized, validly existing and in good standing under the laws of the State of Delaware. Each other direct or indirect subsidiary of AGBL is duly organized, validly existing, and in good standing under the laws of the state of its formation. AGBL and each of its Subsidiaries has the requisite corporate power and authority to own, lease, and operate its properties, to carry on its business where such properties are now owned, leased, or operated and in the manner that such business is now conducted. AGBL and each of its Subsidiaries is qualified to do business as a foreign corporation in all jurisdictions in which the failure to so qualify would have a Material Adverse Effect on AGBL. Neither AGBL nor any of its Subsidiaries is a participant in any joint venture or partnership with any Person with respect to any part of its operations or its business.

        4.2     CAPITALIZATION; CORPORATE STATUS.

                (a)     The authorized capital stock of AGBL consists of
(i) 150,000,000 shares of common stock, par value $0.001 per share, of which 3,000,000 shares are issued and outstanding and (ii) 50,000,000 shares of preferred stock, par value $0.001 per share, of which there are no shares outstanding. All of the issued and outstanding shares of AGBL Common Stock have been duly authorized, validly issued and are fully paid and nonassessable. All of the issued and outstanding shares of AGBL Common Stock and their ownership are as described on SCHEDULE 4.2. Except as described on SCHEDULE 4.2, (a) no shares of AGBL Common Stock are held in treasury, (b) there are no outstanding equity securities of AGBL or other securities of AGBL convertible or exchangeable at any time into equity securities of AGBL, and (c) there are no outstanding stock appreciation rights, phantom stock rights, profit participation rights, or other similar rights with respect to any capital stock of AGBL. SCHEDULE 4.2 also sets forth all commitments or obligations that would require the issuance or sale of additional shares of capital stock of AGBL at any time under any options, subscriptions, warrants, rights, or other obligations to purchase AGBL Common Stock. AGBL owns the Subsidiaries set forth on SCHEDULE 4.2.

                (b) AGBL and its Subsidiaries are now, and have always been, inactive companies with no operations. AGBL and its Subsidiaries have no material assets, no material liabilities, known or unknown, contingent or otherwise and no commitments other than immaterial obligations with respect to tax filings, corporate maintenance, and other similar ongoing expenses. At the Effective Time, the business of the Surviving Corporation will be the only operating business of AGBL.

        4.3 AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS. AGBL and Merger Sub have the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby. The consummation by AGBL and Merger Sub of the transactions contemplated hereby has been duly authorized by all requisite corporate action. This Agreement constitutes, and all agreements and documents contemplated hereby (when executed and duly delivered pursuant hereto) will constitute, the valid and legally binding obligations of the AGBL Parties, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

        4.4 BOOKS AND RECORDS. The minute books, stock record books, and other records of AGBL and each of its Subsidiaries, all of which have been made available to Synova, are complete and correct in all material respects. The minute books of AGBL and its Subsidiaries contain accurate and complete records in all material respects of all meetings held of, and corporate action taken by, the respective stockholders, the respective Board of Directors, and committees of the Board of Directors of AGBL and its Subsidiaries, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books.

        4.5 ABSENCE OF CONFLICTING AGREEMENTS. As to the AGBL Parties, the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement (with or without the giving of notice, the lapse of time, or both): (a) do not require the consent of any third party; (b) will not conflict with any provision of the Certificate of Incorporation, Bylaws, or other organizational documents of AGBL or any of its Subsidiaries; (c) will not conflict with, result in a breach of, or constitute a default under any applicable Order, Legal Requirement, or ruling of any court or Governmental Body to which AGBL or any of its Subsidiaries is subject; (d) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any material agreement, instrument, license, or permit to which AGBL or any of its Subsidiaries is a party or by which AGBL or any of its Subsidiaries or their respective assets are bound; and
(e) will not create any Lien upon any of the assets of AGBL or any of its Subsidiaries or any of the AGBL Common Stock. Except for the filing of the Certificate of Merger and a Form D Filing pursuant to Regulation D of the Securities Act, no filing with any Governmental Body or any other third party is required to consummate this Agreement or the transactions contemplated hereby.

        4.6     SEC FILINGS; FINANCIAL STATEMENTS.

                (a) AGBL has not made, and has not been obligated to make, any filings under the Exchange Act. AGBL and its Subsidiaries have been in continuous compliance with the Securities Act, the Exchange Act and all other federal and state securities laws, rules or regulations that may now be, or have ever been, applicable to AGBL or its Subsidiaries, including without limitation,
Section 5 of the Securities Act.

                (b) AGBL has delivered to Synova unaudited financial statements, including the balance sheet and statement of income for the fiscal years ended December 31, 2003 and December 31, 2004 (collectively the "AGBL FINANCIAL STATEMENTS"). Each of the AGBL Financial Statements (including, in all cases, the notes thereto, if any) (i) was accurate and complete in all material respects as of the date thereof, (ii) fairly presented the financial condition and results of operations of AGBL set forth therein, and (iii) were prepared in accordance with GAAP applied on a consistent basis throughout the period covered thereby. Except as set forth on SCHEDULE 4.6, AGBL has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise, except for liabilities or obligations reflected or reserved against in the AGBL Financial Statements and liabilities incurred in the Ordinary Course of Business since the dates thereof. No off-balance sheet transactions exist in which AGBL or any of its Subsidiaries is a party.

        4.7 LIABILITIES. As of the Closing Date, AGBL shall have no liabilities, taxes or any other obligations, contractual, or otherwise, whether or not contingent or known or unknown, other than those set forth in the AGBL Financial Statements.

        4.8     TAX MATTERS.

                (a) AGBL and each of its Subsidiaries has timely filed all Tax Returns required to be filed. All such Tax Returns were correct and complete and have been prepared in compliance in all material respects with all applicable laws and regulations. All Taxes owed by AGBL and each of its Subsidiaries (whether or not shown on any Tax Return) have been paid. Neither AGBL nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by a Governmental Body in a jurisdiction where either AGBL or any of its Subsidiaries do not file Tax Returns that they may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of either AGBL or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

                (b) AGBL and each of its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other Person for all periods for which the statutory period of limitations for the assessment of such Tax has not yet expired and all IRS Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

                (c) No foreign, federal, state or local Tax audits or administrative Tax proceedings are pending or being conducted with respect to AGBL or any of its Subsidiaries.

Neither AGBL nor any of its Subsidiaries nor any director or officer of AGBL or any of its Subsidiaries has received from any foreign, federal, state or local Taxing Authority (including jurisdictions where AGBL and its Subsidiaries have not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review; (ii) request for information related to Tax matters; or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted or assessed by any Taxing Authority against AGBL or any of its Subsidiaries.

                (d) Correct and complete copies of all material federal, state, local and foreign income Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by, AGBL or any of its Subsidiaries filed or issued since December 31, 2000 have been provided to Synova.

                (e) Neither AGBL nor any of its Subsidiaries have (i) waived any statute of limitations in respect of any Tax which has continuing effect or
(ii) agreed to any extension of time with respect to a Tax assessment or deficiency which has not expired.

                (f) The unpaid Taxes of AGBL and its Subsidiaries (i) did not, as of December 31, 2004, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the AGBL Financial Statements as of such date and (ii) do not exceed the reserve as adjusted for the passage of time through the Closing Date in accordance with the past customs and practice of AGBL and its Subsidiaries in filing their Tax Returns. Since December 31, 2003, neither AGBL nor any of its Subsidiaries have incurred any liability for Taxes arising from extraordinary gains or losses, as the term is used in GAAP, outside the ordinary course of business consistent with past custom and practice.

                (g) AGBL and each of its Subsidiaries have disclosed on their federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of
Section 6662 of the Code.

                (h) Neither AGBL nor any of its Subsidiaries (i) is or has been a party to any Tax allocation or sharing agreement or (ii) has been a member of an Affiliated Group (as defined in Section 1504(a) of the Code) filing a consolidated federal income Tax Return (other than a group the common parent of which is AGBL) or has a liability for Taxes of any person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

                (i) Neither AGBL nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

                (j) There is no contract, agreement, plan or arrangement covering any persons that, individually or collectively, could give rise to the payment of any amount that would not be deductible by reason of Section 280G of the Code, or would constitute compensation in excess of the limitations set forth in Section 162(m) of the Code.

                (k) Neither AGBL nor any of its Subsidiaries has been the "distributing corporation" (within the meaning of Section 355(a)(1) of the Code) nor the "controlled corporation" (within the meaning of Section 355(a)(1) of the Code) within the two-year period ending as of the date of this Agreement.

                (l) AGBL and each of its Subsidiaries has disclosed to the Internal Revenue Service on the appropriate Tax Returns any Reportable Transaction in which it has participated. AGBL and each of its Subsidiaries have retained all documents and other records pertaining to any Reportable Transaction in which it has participated, including documents and other records listed in Treasury Regulation Section 1.6011-4(g) and any other documents or other records which are related to any Reportable Transaction in which it has participated but not listed in Treasury Regulation Section 1.6011-4(g).

                (m) Except as provided for on SCHEDULE 4.8, neither AGBL nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in accounting method for a taxable period ending on or prior to the Closing Date under Section 481(a) of the Code (or any corresponding provision of state, local or foreign income Tax law); (ii) "closing agreement" as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign income Tax law); (iii) installment sale or open transaction disposition made on or prior to the Closing Date; or (iv) prepaid amount received on or prior to the Closing Date.

        4.9 INSURANCE. Neither AGBL nor any of its Subsidiaries maintains insurance coverage (including without limitation, director and officer liability insurance).

        4.10    PERSONNEL AND EMPLOYEE BENEFITS.

                (a) EMPLOYEES AND COMPENSATION. SCHEDULE 4.10 contains a true and complete list of all individuals employed by AGBL or any of its Subsidiaries as of the date hereof. SCHEDULE 4.10 also contains a true and complete list of all employee benefit plans or arrangements covering the officers and employees employed by AGBL or any of its Subsidiaries at any time, including any:

                        (i)     Welfare Plan;

                        (ii)    Multiemployer Plans;

                        (iii)   Pension Plan;

                        (iv) Employee plan that is maintained in connection with any trust described in Section 501(c)(9) of the Code; and

                        (v)     Benefit Arrangements.

                (b) PENSION PLANS. Neither AGBL nor any of its Subsidiaries sponsors, maintains, or contributes to any Pension Plan other than any Pension Plan listed on SCHEDULE 4.10.

Each Pension Plan complies currently and has been maintained in substantial compliance with its terms and, both as to form and in operation, with all requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such plans, including ERISA and the Code.

                (c) WELFARE PLANS. Each Welfare Plan provided or maintained by AGBL or its Subsidiaries complies currently and has been maintained in compliance with its terms and, both as to form and in operation, with all requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such plans, including ERISA and the Code. Neither AGBL nor any of its Subsidiaries sponsors, maintains, or contributes to any Welfare Plan that provides health or death benefits to former employees of AGBL or any of its Subsidiaries other than as required by Section 4980B of the Code or other applicable laws.

                (d) BENEFIT ARRANGEMENTS. Each Benefit Arrangement has been maintained in compliance with its terms and with the requirements prescribed by all statutes, orders, rules and regulations that are applicable to such Benefit Arrangement. Neither AGBL nor any of its Subsidiaries is a party to written contract prohibiting the termination of any employee.

                (e)     MULTIEMPLOYER PLANS. Except as disclosed on
SCHEDULE 4.10, neither AGBL nor any of its Subsidiaries has at any time been a participant in any Multiemployer Plan.

                (f) DELIVERY OF COPIES OF RELEVANT DOCUMENTS AND OTHER INFORMATION. The AGBL Parties have delivered or made available to Synova true and complete copies of each of the following documents:

                        (i) Each Welfare Plan and Pension Plan provided or maintained by AGBL or any of its Subsidiaries (and, if applicable, related trust agreements) and all amendments thereto, and written descriptions thereof that have been distributed to employees of AGBL or its Subsidiaries, all annuity contracts or other funding instruments; and

                        (ii)    Each Benefit Arrangement and written
descriptions thereof that have been distributed to employees of AGBL or its Subsidiaries and complete descriptions of any Benefit Arrangement that is not in writing.

                (g) PRIOR EMPLOYEES. Neither AGBL, nor any of its Subsidiaries, has any obligation to any present or former employee of AGBL or any of its present or former Subsidiaries, under any Plan or Benefit Arrangement described in Subsections 4.10(a), 4.10(b) or 4.10(c) or for indemnification for any matter or in any other respect.

                (h) LABOR RELATIONS. Neither AGBL nor any of its Subsidiaries is a party to or subject to any collective bargaining agreement or written or oral employment agreement with any employee. AGBL and each of its Subsidiaries have complied in all material respects with all laws, rules and regulations relating to the employment or labor, including those related to wages, hours, collective bargaining, occupational safety, discrimination, and the payment of social security and other payroll related taxes, and have not received any notice alleging that AGBL or any of its Subsidiaries has failed to comply with any such laws, rules, or regulations. No proceedings are pending or overtly threatened between AGBL or any of its Subsidiaries, on the one hand, and any employee (singly or collectively), on the other hand. No labor union or other collective bargaining unit represents or claims to represent any of the employees of AGBL or any of its Subsidiaries. There is no union campaign being conducted to solicit cards from any employees to authorize a union to represent any of the employees of AGBL or any of its Subsidiaries or to request a National Labor Relations Board certification election with respect to any employees.

        4.11    LEGAL ACTIONS AND ORDERS.

                (a) There is no claim, legal action, counterclaim, suit, arbitration, or other legal or administrative proceeding, or Tax Proceeding pending or overtly threatened, against AGBL or any of its Subsidiaries or relating to the assets used by AGBL or any of its Subsidiaries, or the business or operations of AGBL or any of its Subsidiaries, nor does AGBL or any of its Subsidiaries have Knowledge of any basis for the same.

                (b) There is no Order directed to AGBL or any of its Subsidiaries or the assets owned or used by AGBL or any of its Subsidiaries, or to which AGBL's or any of its Subsidiaries' business or operations, is subject.

        4.12    ENVIRONMENTAL COMPLIANCE.

                (a) Except as disclosed on SCHEDULE 4.12: (i) none of AGBL's or its Subsidiaries' Tangible Personal Property, nor to AGBL's Knowledge, its Leased Real Property Interests, contains (A) any asbestos, polychlorinated biphenyls or any PCB contaminated oil, or (B) any Contaminants; and (ii) all of such Leased Real Property Interests are in full compliance with all applicable Environmental Laws.

                (b) AGBL and each of its Subsidiaries have obtained all Governmental Authorizations that are required under all Environmental Laws.

        4.13    COMPLIANCE WITH LEGAL REQUIREMENTS.  Except as set forth on
SCHEDULE 4.13:

                (a) AGBL and each of its Subsidiaries are, and at all times have been, in full compliance with each material Legal Requirement that is or was applicable to them or to the conduct or operation of their business or the ownership or use of any of their assets;

                (b) No event has occurred or circumstance exists that (with or without notice or lapse of time) (i) may constitute or result in a violation by AGBL or any of its Subsidiaries of, or a failure on the part of AGBL or any of its Subsidiaries to comply with, any Legal Requirement, or (ii) may give rise under any Legal Requirement to any obligation on the part of AGBL or any of its Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                (c) Neither AGBL nor any of its Subsidiaries has received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (i) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (ii) any actual, alleged, possible, or potential obligation on the part of

AGBL or any of its Subsidiaries under any Legal Requirement to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

        4.14 STOCK ISSUABLE IN MERGER. The Merger Consideration, when issued, will be duly authorized and validly issued, fully paid and non-assessable, will be delivered hereunder free and clear of any Liens, adverse claims, security interests, pledges, mortgages, charges and encumbrances of any nature whatsoever, except that the Merger Consideration shall not be registered under the Securities Act or any state securities law and will be "restricted securities," as such term is defined in the rules and regulations of the SEC promulgated under the Securities Act, and will be subject to restrictions on transfers pursuant to such rules and regulations. AGBL has reserved an adequate number of shares of AGBL Common Stock to enable it to issue the Merger Consideration. At the Effective Time, (i) the Synova Stockholders will own seventy percent (70%) of the outstanding capital stock of AGBL on a fully diluted basis (without giving effect to the contemplated equity financing by AGBL of up to $3,500,000 to occur concurrently with the Closing, as referenced in Section 6.2(i) and EXHIBIT C hereto) and (ii) AGBL will own one hundred percent (100%) of the outstanding capital stock of the Surviving Corporation on a fully diluted basis.

        4.15 CONTRACTS. SCHEDULE 4.15 lists all written Contracts and true and complete descriptions of all oral Contracts (including any amendments and other modifications to such Contracts) that AGBL or Merger Sub is a party or otherwise bound.

        4.16 BROKERS OR FINDERS. Except as set forth on SCHEDULE 4.16, neither AGBL nor any of its Subsidiaries, nor any director, officer, agent or employee thereof, has employed any broker or finder or has incurred or will incur any broker's, finder's or similar fees, commissions or expenses, in each case in connection with the transactions contemplated by this Agreement.

                                    SECTION 5
                                    COVENANTS

        5.1 PROCEDURE FOR EXCHANGE. At the Effective Time, AGBL shall make appropriate provision for issuance of certificates representing the Merger Consideration against surrender of the Synova Common Stock certificates.

        5.2 CONDUCT OF SYNOVA'S BUSINESS PRIOR TO CLOSING. Except as otherwise contemplated by this Agreement, from the date hereof through the earlier of the termination of this Agreement or the Closing, Synova shall conduct its business in the Ordinary Course of Business. Without limiting the generality of the foregoing, except as contemplated by this Agreement or as consented to by AGBL, during the period set forth in the preceding sentence, Synova shall act as follows:

                (a) Synova shall not adopt any change in any method of accounting or accounting practice, except as contemplated or required by GAAP;

                (b) Synova shall not amend its Certificate of Incorporation or Bylaws;

                (c) subject to the fiduciary obligations of its board of directors, Synova shall not merge or consolidate with, or agree to merge or consolidate with, or purchase or sell, or agree to purchase or sell, all or substantially all of its assets or the assets of any other Person;

                (d) except for the dispositions in the Ordinary Course of Business, Synova shall not sell, mortgage, pledge, or otherwise dispose of any assets or properties owned, leased, or used in the operation of its business;

                (e) Synova shall not authorize for issuance, issue, or sell any additional shares of its capital stock or issue any securities or obligations convertible or exchangeable into shares of its capital stock or issue or grant any option, warrant, or other right to purchase any shares of its capital stock; provided, however, that Synova may issue and sell debt or equity securities in an aggregate amount not to exceed $1,000,000 when combined with any indebtedness incurred under subsection 5.2(f) below;

                (f) Synova shall not incur, or agree to incur, any indebtedness for borrowed money; provided, however, that Synova may incur or agree to incur indebtedness for borrowed money in an aggregate amount not to exceed $1,000,000 when combined with any amounts raised in connection with the issuance and sale of debt or equity securities under subsection 5.2(e) above;

                (g) Synova shall not terminate the existing insurance policies on the assets of its business; and

                (h) Synova shall preserve its business and assets and use reasonable commercial efforts to keep available its present employees and to preserve present relationships with its customers, employees, and others having business relations with it.

        5.3 CONDUCT OF AGBL'S BUSINESS PRIOR TO CLOSING. Except as otherwise contemplated by this Agreement, from the date hereof through the earlier of the termination of this Agreement or the Effective Time, neither AGBL nor any of its Subsidiaries shall conduct any business. In addition, without limiting the generality of the foregoing, except as contemplated by this Agreement or as consented to by Synova, during the period set forth in the preceding sentence, AGBL and its Subsidiaries shall act as follows:

                (a) neither AGBL nor any of its Subsidiaries shall adopt any change in any method of accounting or accounting practice, except as contemplated or required by GAAP;

                (b) neither AGBL nor any of its Subsidiaries shall amend its Certificate of Incorporation or Bylaws;

                (c) subject to the fiduciary obligations of its board of directors, neither AGBL nor any of its Subsidiaries shall merge or consolidate with, or agree to merge or consolidate with, or purchase or agree to purchase all or substantially all of the assets of, or otherwise acquire, any other business entity;

                (d) other than as contemplated by Section 6.2(i), neither AGBL nor any of its Subsidiaries shall authorize for issuance, issue, or sell any additional shares of its capital stock or issue any securities or obligations convertible or exchangeable into shares of its capital stock or issue or grant any option, warrant, or other right to purchase any shares of its capital stock;

                (e) neither AGBL nor any of its Subsidiaries shall incur, or agree to incur, any indebtedness for borrowed money;

                (f) neither AGBL nor any of its Subsidiaries shall hire any employees, consultants or independent contractors, or permit any increases in the compensation of any of its employees except as required by law or existing contract or agreement or enter into or amend any Welfare Plan, Pension Plan, Benefit Plan or Benefit Arrangement;

                (g) except as contemplated by this Agreement and in the Ordinary Course of Business, neither AGBL nor any of its Subsidiaries shall enter into, amend, renew, extend or terminate, or waive any Contract, or incur any obligation that will be binding on AGBL or any such Subsidiary;

                (h) except as contemplated by this Agreement, neither AGBL nor any of its Subsidiaries shall enter into any transactions, including any with an Affiliate that will be binding upon AGBL or any of its Subsidiaries following the Closing Date; and

                (i) AGBL and its Subsidiaries shall maintain their respective assets and records in good condition.

        5.4     ACCESS TO INFORMATION.

                (a) From and after the date of this Agreement until the earlier of the Closing Date or a termination of this Agreement pursuant to
Section 8, Synova shall, subject to any limitations imposed by any Governmental Authorization, or Governmental Body, (i) give the AGBL Parties and the AGBL Parties' employees, accountants and counsel (subject to agreements by such persons to use and treat Confidential Information described in Subsection 5.4(c) subject to the restrictions set forth in Subsection 5.4(c)), full and complete access upon reasonable notice during normal business hours, to all officers, employees, offices, properties, agreements, records and affairs of Synova to perform its due diligence review of Synova; (ii) provide the AGBL Parties with all financial information of Synova that is distributed to the officers and directors of Synova; and (iii) provide copies of such other information concerning Synova as the AGBL Parties may reasonably request.

                (b) From and after the date of this Agreement until the earlier of the Closing Date or a termination of this Agreement pursuant to
Section 8, the AGBL Parties shall (i) give Synova and its employees, accountants and counsel full and complete access upon reasonable notice during normal business hours, to all officers, employees, offices, properties, agreements, records and affairs of AGBL and its Subsidiaries to perform its due diligence review of AGBL and its Subsidiaries; (ii) provide Synova with all financial information of AGBL and its Subsidiaries that is distributed to the officers and directors of AGBL; and (iii) provide copies of such other information concerning AGBL and its Subsidiaries as Synova may reasonably request.

                (c) All confidential information of a party to which the other party obtains pursuant to this Section 5.4 shall be deemed "Confidential Information." As used in this Section 5.4, the term "CONFIDENTIAL INFORMATION" shall mean any and all information (verbal and written) relating to the business of Synova or AGBL, as the case may be, including, but not limited to, information relating to: identity and description of goods and services used; purchasing; costs; pricing; sources; machinery and equipment; technology; research, test procedures and results; customers and prospects; marketing; and selling and servicing. From and after the date hereof, the parties agree not to, at any time, directly or indirectly, use, communicate, disclose or disseminate any Confidential Information of the other parties in any manner whatsoever, except in connection with the operation of the Surviving Corporation after the Closing or as required by applicable law.

        5.5     NAME  CHANGE.  If this  Agreement  is  terminated  pursuant  to
Section 8 or the Merger is not consummated by February 15, 2005, the AGBL Parties will take all actions necessary to change AGBL's name from "Synova Healthcare Group, Inc." to a name not containing "Synova."

        5.6 EMPLOYMENT AGREEMENTS. At the Closing, AGBL shall enter into an employment agreement with each of Stephen King and David Harrison, which employment agreements will be substantially in the form attached hereto as EXHIBIT B.

        5.7 RESIGNATION OF EMPLOYEES; APPOINTMENT OF DIRECTORS AND OFFICERS. At the Closing, AGBL shall cause all of its officers and directors to resign, and AGBL shall take such reasonable actions as are necessary to effectuate the election of Stephen E. King, David J. Harrison, Jeffrey Pelesh, Eric Weiss and Joseph Ferroni, M.D. (collectively, the "NEW BOARD") to the board of directors of AGBL, to hold office in accordance with applicable law, the Certificate of Incorporation and Bylaws of AGBL until resignation, removal or replacement. At the Effective Time, Stephen E. King shall be duly nominated and appointed as AGBL's Chairman of the Board and Chief Executive Officer, and David J. Harrison shall be duly nominated and appointed as AGBL's Chief Operating Officer and Secretary, in each case to serve at the pleasure of the New Board in accordance with applicable law, the Certificate of Incorporation and Bylaws of AGBL until resignation, removal or replacement. On or prior to the Closing, AGBL shall cause each resigning officer and director to execute a release of all claims and future rights against AGBL, such release to be in form and substance reasonably satisfactory to Synova.

        5.8 CONSUMMATION OF TRANSACTION. Each of the parties hereto hereby agrees to use its commercially reasonable efforts to cause all conditions precedent to its obligations (and to the obligations of the other parties hereto to consummate the transactions contemplated hereby) to be satisfied, including, but not limited to, using all commercially reasonable efforts to obtain all required (if so required by this Agreement) consents, waivers, amendments, modifications, approvals, authorizations, novations and licenses; provided, however, that nothing herein contained shall be deemed to modify any of the absolute obligations imposed upon any of the parties hereto under this Agreement or any agreement executed and delivered pursuant hereto.

        5.9     COOPERATION/FURTHER ASSURANCES.

                (a) Each of the parties hereby agrees to fully cooperate with the other parties hereto in preparing and filing any notices, applications, reports and other instruments and documents which are required by, or which are desirable in the reasonable opinion of any of the parties hereto, or their respective legal counsel, in respect of, any Legal Requirement in connection with the transactions contemplated by this Agreement.

                (b) Each of the parties hereby further agrees to execute, acknowledge, deliver, file and/or record, or cause such other parties to the extent permitted by law to execute, acknowledge, deliver, file and/or record such other documents as may be required by this Agreement or reasonably requested by the other parties or their respective legal counsel in order to document and carry out the transactions contemplated by this Agreement.

        5.10 NOTICE OF DEVELOPMENTS. Each of the parties hereto shall give prompt written notice to the other Parties of any material adverse development causing a breach of any of its own representations and warranties in Section 3 or Section 4 above. No disclosure by any Party pursuant to this Section 5.10, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

                                    SECTION 6
                    CONDITIONS TO OBLIGATIONS OF THE PARTIES

        6.1 CONDITIONS TO OBLIGATIONS OF THE AGBL PARTIES. All obligations of the AGBL Parties to consummate the Merger and the other transactions contemplated by this Agreement are subject, at the AGBL Parties' option, to the fulfillment or waiver prior to or at the Closing Date of each of the following conditions:

                (a) REPRESENTATIONS AND WARRANTIES. All representations and warranties of Synova contained in this Agreement shall be true and correct at and as of the Closing Date as though made at and as of that time (except for representations and warranties that speak as of a specific date or time, which need only be true and complete as of such date or time).

                (b) COVENANTS AND CONDITIONS. Synova shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with prior to or on the Closing Date.

                (c) NO LITIGATION. No action, suit or proceeding against Synova relating to the consummation of any of the transactions contemplated by this Agreement or any governmental action seeking to delay or enjoin any such transactions shall be pending or threatened.

                (d) CONSENTS AND APPROVALS. All required consents and approvals required to be obtained by Synova hereunder shall have been received.

        6.2 CONDITIONS TO OBLIGATIONS OF SYNOVA. All obligations of Synova to consummate the Merger and the other transactions contemplated by this Agreement, are subject, at Synova's option, to the fulfillment or waiver prior to or at the Closing Date of each of the following conditions:

                (a) REPRESENTATIONS AND WARRANTIES. All representations and warranties of the AGBL Parties contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as though made at and as of that time (except for representations and warranties that speak as of a specific date or time, which need only be true and complete as of such date or time).

                (b) COVENANTS AND CONDITIONS; FINANCIAL STATEMENTS. The AGBL Parties shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date. Synova shall have received consolidated audited financial statements of AGBL and its Subsidiaries for the fiscal years ended December 31, 2003 and December 31, 2004.

                (c) NO LITIGATION. No action, suit or proceeding against Synova or any of the AGBL Parties relating to the consummation of any of the transactions contemplated by this Agreement or any governmental action seeking to delay or enjoin any such transactions shall be pending or threatened.

                (d) CONSENTS AND APPROVALS. Any required consents and approvals hereunder shall have been received, and this Agreement and the transactions contemplated by this Agreement shall have been approved by the Synova Stockholders in the manner required by applicable law, including without limitation, the applicable provisions of the Delaware General Corporation Law.

                (e) DUE DILIGENCE REVIEW. Synova shall be satisfied with its due diligence review of the AGBL Parties as conducted in accordance with the provisions of Section 5.4.

                (f) EMPLOYMENT AGREEMENTS. All employment agreements to which AGBL or any of its Subsidiaries is a party shall have been terminated, and AGBL shall have entered into employment agreements with Stephen E. King and David J. Harrison as required by Section 5.6 above.

                (g) RESIGNATION OF EMPLOYEES. All current officers, directors and employees of AGBL and its Subsidiaries, shall have resigned and released AGBL from all claims and liabilities as required by Section 5.7.

                (h) INDEMNIFICATION AGREEMENT. Synova shall have received an indemnification agreement from G. M. Capital Partners, Ltd., a B.V.I. company ("GM"), in substantially the form attached hereto as EXHIBIT D, which indemnification agreement will provide for G. M. to place 500,000 shares of AGBL Common Stock into escrow as security for any breaches of the representations, warranties and covenants of the AGBL Parties hereunder.

                (i) EQUITY FINANCING. Synova shall have received a written certification from the Escrow Agent confirming that it has obtained commitments (and the related funds) to purchase equity in AGBL immediately upon the effectiveness of the Merger in an aggregate amount of at least $3,000,000 and on terms and conditions substantially as set forth on EXHIBIT C hereto, which commitments will become binding and effective immediately upon the Effective Time. Notwithstanding the foregoing and anything contained herein to the contrary, Synova may waive this condition if, and only if, the equity financing commitments referenced above exceed a minimum of $2,000,000 in the aggregate, and Synova has received a written certification from the Escrow Agent confirming such fact.

                (j) DELIVERIES. Synova shall have received complete copies of all the documents required to be delivered under Section 7.2.

                                    SECTION 7
                               CLOSING DELIVERIES

        7.1 DELIVERIES BY SYNOVA. On the Closing Date, Synova shall deliver to the AGBL Parties the following, in form and substance reasonably satisfactory to the AGBL Parties and their counsel: (a) CERTIFICATE OF MERGER. The Certificate of Merger in the form attached hereto as EXHIBIT A dated the Closing Date and duly executed by the appropriate officers of Synova;

                (b) CERTIFICATE. A certificate, dated as of the Closing Date, executed by an appropriate officer of Synova, certifying to AGBL: (i) that the representations and warranties of Synova contained in this Agreement are true and correct in all material respects as of the Closing Date as though made on and as of that date (except for representations and warranties that speak as of a specific date or time, which need only be true and complete as of such date or time) and (ii) that Synova has in all material respects performed and complied with all of their respective obligations, covenants and agreements in this Agreement to be performed and complied with on or prior to the Closing Date;

                (c) SECRETARY'S CERTIFICATE. A certificate, dated as of the Closing Date, executed by Synova's Secretary (i) certifying that the resolutions, as attached to such certificate, were duly adopted by each of Synova's Board of Directors and stockholders, authorizing and approving the execution of this Agreement and the consummation of the transactions contemplated hereby and that such resolutions remain in full force and effect, and (ii) providing, as attachments thereto, Synova's Certificate of Incorporation and Bylaws, with all amendments;

                (d) GOOD STANDING CERTIFICATES. Certificates as to the good standing of Synova issued by the Delaware Secretary of State to be dated not more than a reasonable number of days prior to the Closing Date;

                (e) STOCKHOLDERS' CERTIFICATES. Certificates representing all of the outstanding shares of Synova Common Stock held by the Synova Stockholders as of the Closing Date, accompanied by all documents required to effect the surrender of such certificates;

                (f) OTHER DOCUMENTS. Such other documents as are listed in this Agreement or as are reasonably requested by the AGBL Parties or their counsel for complete implementation of this Agreement and consummation of the transactions contemplated hereby.

        7.2 DELIVERIES BY THE AGBL PARTIES. Prior to or on the Closing Date, the AGBL Parties shall deliver the following, in form and substance reasonably satisfactory to Synova and its counsel:

                (a) DELIVERY OF MERGER CONSIDERATION. Stock certificate(s) representing the shares of AGBL Common Stock constituting Merger Consideration in the amounts contemplated by this Agreement or an instruction letter from AGBL to its transfer agent directing it to issue such certificate(s) to the Synova Stockholders;

                (b) CERTIFICATE OF MERGER. The Certificate of Merger duly executed by the appropriate officers of Merger Sub;

                (c) OFFICER'S CERTIFICATE. A certificate, dated as of the Closing Date, executed on behalf of an officer of each of AGBL and Merger Sub certifying (i) that the representations and warranties of each of the AGBL Parties contained in this Agreement are true and correct in all material respects as of the Closing Date as though made on and as of that date, and (ii) that each of the AGBL Parties have in all material respects performed and complied with all of its obligations, covenants and agreements in this Agreement to be performed and complied with on or prior to the Closing Date;

                (d) SECRETARY'S CERTIFICATE. A certificate, dated as of the Closing Date, executed by each of AGBL's and Merger Sub's Secretary: (i) certifying that the resolutions, as attached to such certificate, were duly adopted by each of such party's Board of Directors, authorizing and approving the execution of this Agreement and the consummation of the transaction contemplated hereby and that such resolutions remain in full force and effect; and (ii) providing, as an attachment thereto, each of such party's Certificate of Incorporation and Bylaws;

                (e) GOOD STANDING CERTIFICATES. Certificates as to the good standing of AGBL and Merger Sub, issued by the Nevada Secretary of State in the case of AGBL and the Delaware Secretary of State in the case of Merger Sub, each such certificate to be dated a date not more than a reasonable number of days prior to the Closing Date;

                (f) OFFICER, DIRECTOR AND OTHER EMPLOYEE RESIGNATIONS. Resignations of all AGBL employees, directors and officers prior to the Closing as described in Section 5.7; and

                (g) OTHER DOCUMENTS. Such other documents listed in this Agreement or as are reasonably requested by Synova or its counsel for complete implementation of this Agreement and consummation of the transactions contemplated hereby.

                                    SECTION 8
                                   TERMINATION

        8.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated at any time prior to Closing by the mutual consent of the parties.

        8.2 OTHER TERMINATION. This Agreement may be terminated by any party hereto and the Merger abandoned if any other party hereto (the AGBL Parties, on the one hand, and Synova, on the other hand) shall have failed to satisfy any of its respective conditions precedent under Section 6 hereof (unless such failure results primarily from the terminating party's breach of any representation, warranty or covenant contained in this Agreement or under any other agreement contemplated hereunder) or the Closing shall not have occurred on or before January 31, 2005.

        8.3 TERMINATION BY AGBL. The AGBL Parties may terminate this Agreement by giving written notice to Synova at any time prior to the Closing in the event Synova has breached any representation, warranty or covenant contained in this Agreement in any material respect, the AGBL Parties have notified Synova of the breach and the breach has continued without cure for a period of 10 days after the notice of breach.

        8.4 TERMINATION BY SYNOVA. Synova may terminate this Agreement by giving written notice to AGBL at any time prior to the Closing in the event the AGBL Parties have breached any representation, warranty or covenant contained in this Agreement in any material respect, Synova has notified AGBL of the breach and the breach has continued without cure for a period of 10 days after the notice of breach.

        8.5 SPECIFIC PERFORMANCE. The parties recognize that, if either party hereto breaches this Agreement and refuses to perform under the provisions of this Agreement, monetary damages alone would not be adequate to compensate the other party for its injury. Such party shall therefore be entitled, in addition to any other remedies that may be available, to obtain specific performance of the terms of this Agreement. If any action is brought by such party to enforce this Agreement, the breaching party shall waive the defense that there is an adequate remedy at law.

        8.6 PAYMENT OF FEES AND EXPENSES UPON BREACH. In addition to all other rights and remedies that the AGBL Parties, on the one hand, and Synova, on the other hand, may have, (i) if this Agreement is terminated by the AGBL Parties pursuant to Section 8.3, Synova shall pay the AGBL Parties' expenses incurred in connection with the authorization, preparation, execution and performance of this Agreement, including all fees and expenses of counsel, accountants, agents and representatives, and (ii) if this Agreement is terminated by Synova pursuant to Section 8.4, AGBL shall pay Synova's expenses incurred in connection with the authorization, preparation, execution and performance of this Agreement, including all fees and expenses of counsel, accountants, agents and representatives.

                                    SECTION 9
                                    SURVIVAL

        9.1 SURVIVAL. Each of the parties hereto hereby agrees that: (i) the representations and warranties made by or on behalf of the AGBL Parties in this Agreement or in any document or instrument delivered pursuant hereto shall survive the Closing until April 30, 2006 and (ii) the representations and warranties made by Synova in this Agreement or in any document or instrument delivered pursuant hereto shall survive only until the Closing. All covenants and agreements of the AGBL Parties contained in or made pursuant to this Agreement or in any certificate furnished pursuant hereto shall survive the Closing.

                                   SECTION 10
                                  MISCELLANEOUS

        10.1 FEES AND EXPENSES. In the event the transactions contemplated by this Agreement are consummated in accordance with the terms herein, AGBL shall bear all costs and expenses of all of the parties hereto. Subject to Section 8.6, in the event such transaction is not consummated, AGBL, on the one hand, and Synova, on the other hand, shall pay their own expenses incurred in connection with the authorization, preparation, execution and performance of this Agreement, including all fees and expenses of counsel, accountants, agents and representatives, and each party shall be responsible for all fees or commission payable to any finder, broker, advisor, or similar Person retained by or on behalf of such party. The provisions of this Section 10.1 shall survive the termination of this Agreement.

        10.2 NOTICES. All notices, requests, consents, payments, demands, and other communications required or contemplated under this Agreement shall be in writing and (a) personally delivered or sent via telecopy (receipt confirmed and followed promptly by delivery of the original), or (b) sent by Federal Express or other reputable overnight delivery service (for next business day delivery), shipping prepaid, as follows:

                If to the AGBL Parties to:

                Synova Healthcare Group, Inc. (f/k/a Advanced Global Industries Corporation)
                114 West Magnolia Street, Ste 446
                Bellingham, WA 98225
                Attn:    Randy Barrington-Foote
                Telephone:  800 661-7830
                Fax:        888 639-4097

                With a copy to:

                Rubin, Balin, Ortoli, Mayer & Baker LLP
                405 Park Avenue
                New York, NY  10022-4405
                Attn:    Steven Sanders, Esquire
                Telephone:  (212) 935-0900
                Fax:        (212) 826-9307

                If to Synova:

                Synova Healthcare, Inc.
                Mr. Stephen King
                Chief Executive Officer
                1400 North Providence Road, Suite 6010
                Media, PA  19063
                Telephone:  (610) 565-7080, ext. 101
                Fax:        (610) 565-7081

                With copies to:

                Alan L. Zeiger, Esquire
                Blank Rome LLP
                One Logan Square
                Philadelphia, PA  19103-6998
                Telephone:  (215) 569-5500
                Fax:        (215) 569-5555

or to such other Persons or addresses as any Person may request by notice given as aforesaid. Notices shall be deemed given and received at the time of personal delivery or completed telecopying, or, if sent by Federal Express or such other overnight delivery service one Business Day after such sending.

        10.3 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, executors personal and legal representatives.

        10.4 FURTHER ASSURANCES. The parties shall take any actions and execute any other documents that may be necessary or desirable to the implementation and consummation of the transactions contemplated by this Agreement.

        10.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF).

        10.6 ENTIRE AGREEMENT. Any confidentiality agreement entered into between or among the parties, this Agreement and the Exhibits and the Schedules hereto, each of which Exhibits and Schedules are hereby incorporated herein by reference, and all documents, certificates and other documents to be delivered by the parties pursuant hereto, collectively, represent the entire understanding and agreement among the parties hereto with respect to the subject matter of this Agreement, and supersede all prior negotiations between the parties, and cannot be amended, supplemented, or changed except by an agreement in writing duly executed by each of the parties thereto.

        10.7 WAIVER OF COMPLIANCE; CONSENTS. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement, or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 10.7.

        10.8 HEADINGS. The headings of the Sections and subsections contained in this Agreement are inserted for convenience only and do not form a part or affect the meaning, construction or scope thereof.

        10.9 COUNTERPARTS. This Agreement may be signed in two or more counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

        10.10 COOPERATION. The parties hereto shall reasonably cooperate with each other and their respective counsel and accountants in connection with any actions required to be taken as part of their respective obligations under this Agreement, and in connection with any litigation after the implementation and consummation of this Agreement, and otherwise use their commercially reasonable efforts to consummate the transaction contemplated hereby and to fulfill their obligations under this Agreement.

        10.11 EXCLUSIVITY. From the date hereof until January 31, 2005, neither Synova (or any of its Affiliates) or AGBL (or any of its Affiliates) shall, directly or indirectly, solicit offers from, negotiate with or in any manner encourage or consider any proposal of any other Person relating to (i) the acquisition of an ownership interest in Synova or AGBL or of all or substantially all of the assets of such entities, through purchase, merger, consolidation, share exchange or otherwise or (ii) any business combinations involving such entities.

        10.12 PUBLIC ANNOUNCEMENTS. The parties hereto shall consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement or the transactions contemplated herein and shall not issue any such press release or make any such public statement without the prior written consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior written consent of the other party, issue such press release or make such public statement as may be required by law if it has used all reasonable efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner. The provisions of this Section 10.12 shall survive the termination of this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first written above.

                                The AGBL Parties:

                                SYNOVA HEALTHCARE GROUP, INC. (f/k/a
                                ADVANCED GLOBAL INDUSTRIES
                                CORPORATION)


                                By: /s/ Randle Barrington-Foote
                                    ---------------------------------
                                    Name:  Randle Barrington-Foote
                                    Title: President


                                SYNOVA AGBL MERGER SUB, INC.

                                By: /s/ Randle Barrington-Foote
                                    ---------------------------------
                                    Name:  Randle Barrington-Foote
                                    Title: President


                                Synova:

                                SYNOVA HEALTHCARE, INC.

                                By: /s/ Stephen E. King
                                    ---------------------------------
                                    Name:  Stephen E. King
                                    Title: C.E.O.

                                                                         ANNEX 1

                               CERTAIN DEFINITIONS

        The following terms, as used in this Agreement, have the meanings set forth in this ANNEX 1 (terms defined in the singular to have the correlative meaning in the plural and vice versa):

        "AFFILIATE" means, with respect to any Person, (a) any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person, or (b) an officer or director of such Person or of an Affiliate of such Person within the meaning of clause (a) of this definition. For purposes of clause (a) of this definition,
(i) a Person shall be deemed to control another Person if such Person (A) has sufficient power to enable such Person to elect a majority of the board of directors of such Person, or (B) owns a majority of the beneficial interests in income and capital of such Person; and (ii) a Person shall be deemed to control any partnership of which such Person is a general partner.

        "CLOSING" means the closing of the transactions contemplated by this Agreement on the Closing Date.

        "CLOSING DATE" means the date on which the Closing occurs, as determined pursuant to Section 2.2.

        "CODE" means the Internal Revenue Code of 1986, as amended.

        "CONTAMINANT" shall mean and include any pollutant, contaminant, hazardous material (as defined in any of the Environmental Laws), toxic substances (as defined in any of the Environmental Laws), asbestos or asbestos-containing material, urea formaldehyde, polychlorinated biphenyls, regulated substances and wastes, radioactive materials, and petroleum or petroleum by-products, including crude oil or any fraction thereof.

        "CONTRACTS" means all contracts, consulting agreements, leases, non-governmental licenses and other agreements (including leases for personal or real property and employment agreements), written or oral (including any amendments and other modifications thereto) that relate to or affect a party's assets, properties, or its business or operations, the performance of which involves annual consideration in excess of $10,000.

        "ENVIRONMENTAL LAWS" shall mean and include, but not be limited to, any applicable federal, state or local law, statute, charter, ordinance, rule or regulation or any Governmental Body interpretation, policy or guidance, including, without limitation, applicable safety/environmental/health laws, such as, but not limited to, the Resource Conservation and Recovery Act of 1976, Comprehensive Environmental Response Compensation and Liability Act, Federal Emergency Planning and Community Right-to-Know Law, the Clean Air Act, the Clean Water Act, and the Toxic Substance Control Act, as any of the foregoing have been amended, and any Governmental Authorization or Order applicable to or affecting any property (real or personal) used by or relating to a party or issued pursuant to any Environmental Laws which pertains to, governs, or controls the generation, storage, remediation or removal of

Contaminants or otherwise regulates the protection of health and the environment, including, but not limited to, any of the following activities, whether on site or off site if such could materially affect the site: (i) the emission, discharge, release, spilling or dumping of any Contaminant into the air, surface water, ground water, soil or substrata; or (ii) the use, generation, processing, sale, recycling, treatment, handling, storage, disposal, transportation, labeling or any other management of any Contaminant.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ESCROW AGENT" means Blank Rome LLP.

        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        "GAAP" means generally accepted United States accounting principles, applied on a consistent basis.

        "GOVERNMENTAL AUTHORIZATION" means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

        "GOVERNMENTAL BODY" means any:

                (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

                (b) federal, state, local, municipal, foreign, or other government;

                (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

                (d)     multi-national organization or body;

                (e) self-regulatory organization (including, with limitation, NASD); or

                (f) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

        "INTANGIBLES" means all copyrights, trademarks, trade names, service marks, service names, domain names, licenses, patents, and any applications therefore, permits, proprietary information, technical information and data, databases, machinery and equipment, hardware, software and information systems, warranties, and other intangible property rights and interests (and any goodwill associated with any of the foregoing) applied for, issued to, or owned by Synova or under which Synova is licensed or franchised and that are used in its business and operations.

        "KNOWLEDGE" means, with respect to the Synova and AGBL Parties, the actual knowledge of such party's officers and directors.

        "LEASED REAL PROPERTY" means all real property and all buildings and other improvements thereon and appurtenant thereto leased by either AGBL or Synova, as the case may be.

        "LEGAL REQUIREMENT" means any federal, state, local, municipal, foreign, international, multinational, self regulatory organization or court or other administrative order, constitution, law, ordinance, principle of common law, rule, regulation, statute, treaty, by-law, or the like.

        "LIEN" means any mortgage, pledge, security interests, encumbrance, lien or charge of any kind.

        "LOSSES" means any loss, liability, damage, cost, claim or expense, including, without limitation, reasonable attorneys' fees and expenses.

        "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the business, operations, properties, financial condition, assets, liabilities or results of operations of the Person referred to, taken as a whole, or the ability of such Person to consummate the transactions contemplated by this Agreement.

        "MERGER CONSIDERATION" means the shares of AGBL Common Stock and other securities issued (or to be issued) to the Synova Stockholders in connection with the Merger.

        "ORDER" means any award, decision, injunction, judgment, decree, order, ruling, writ, determination, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

        "ORDINARY COURSE OF BUSINESS" an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

                (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

                (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

                (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

        "PERMITTED ENCUMBRANCES" means (a) encumbrances of a landlord, or other statutory lien not yet due and payable, or landlord's liens arising in the Ordinary Course of Business, (b) encumbrances arising in connection with equipment or maintenance financing or leasing under the terms of the Contracts set forth on the Schedules, (c) encumbrances for Taxes not yet delinquent or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on books of the contesting party in accordance with generally accepted accounting principles, or
(d) encumbrances that do not materially detract from the value of any of material assets of Synova or materially interfere with the use thereof as currently used.

        "PERSON" means an individual, corporation, association, partnership, joint venture, trust, estate, limited liability company, limited liability partnership, organization or other entity or Governmental Body.

        "REAL PROPERTY INTERESTS" means all interests in Leased Real Property, including fee estates, leaseholds and subleaseholds, purchase options, easements, licenses, rights to access, and rights of way, and all buildings and other improvements thereon and appurtenant thereto, owned or held by Synova that are used in the business or operations of Synova.

        "RELATED PERSON" means with respect to a particular individual:

                (a)     each other member of such individual's Family;

                (b) any Person that is, directly or indirectly, controlled by such individual or one or more members of such individual's Family;

                (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

                (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity); and

With respect to a specified Person other than an individual:

                (a) any Person that directly or indirectly controls, is, directly or indirectly, controlled by, or is directly or indirectly under common control with such specified Person;

                (b) any Person that holds a Material Interest in such specified Person;

                (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

                (d) any Person in which such specified Person holds a Material Interest; and

                (e) any Related Person of any individual described in clause (b) or (c).

For purposes of this definition, (a) the "FAMILY" of an individual includes
(i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and
(b) "MATERIAL INTEREST" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.

        "REPORTABLE TRANSACTION" shall mean any transaction listed in Treasury Regulation Section 1.6011-4(b).

        "SEC" means the United States Securities and Exchange Commission.

        "SECURITIES ACT" means the Securities Act of 1933, as amended.

        "SUBSIDIARY" OR "SUBSIDIARIES" means, with respect to any Person, any corporation, limited liability company, partnership, trust, limited partnership, joint venture, or other business association or entity, twenty percent (20%) or more of the voting securities or economic interests of which is or was directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries.

        "SYNOVA STOCKHOLDERS" means the Persons owning beneficially the shares of Synova Common Stock on the date hereof and immediately prior to the Closing.

        "TANGIBLE PERSONAL PROPERTY" means all machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, inventory, spare parts and other tangible personal property.

        "TAX" or "TAXES" means any federal, state, local, or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, capital, transfer, employment, withholding, or other tax or similar governmental assessment, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties.

        "TAX PROCEEDING" means any audit, examination, claim, or other administrative or judicial proceeding involving Taxes.

        "TAX RETURN" shall mean all returns and reports, amended returns, information returns, statements, declarations, estimates, schedules, notices, notifications, forms, elections, certificates or other documents required to be filed or submitted to any Governmental Body with respect to the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of, or compliance with, any Tax.

        "TAXING AUTHORITY" shall mean any Governmental Body exercising tax regulatory authority.

                                                                       EXHIBIT A



                              CERTIFICATE OF MERGER


                                       OF


                          SYNOVA AGBL MERGER SUB, INC.


                                      INTO


                             SYNOVA HEALTHCARE, INC.


           PURSUANT TO SECTIONS 251(C) OF THE GENERAL CORPORATION LAW



         Synova AGBL Merger Sub, Inc., a Delaware corporation, desiring to merge with Synova Healthcare, Inc., a Delaware corporation, pursuant to the provisions of Section 251(c) of the General Corporation Law of the State of Delaware, does hereby certify as follows:

         FIRST:   The names and states of incorporation of each constituent
corporation are:

                     NAME                             STATE OF INCORPORATION
         ----------------------------                 ----------------------
         Synova AGBL Merger Sub, Inc.                         Delaware
         Synova Healthcare, Inc.                              Delaware

         SECOND: An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each constituent corporation in accordance with Sections 251(c) and 228(e) of the General Corporation Law of the State of Delaware.
--------------------------------------------------------------------------------

         THIRD:   The name of the surviving corporation is Synova Healthcare,
Inc.

         FOURTH: The Certificate of Incorporation of Synova Healthcare, Inc. shall be the Certificate of Incorporation of the surviving corporation.

         FIFTH: An executed copy of the Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation, c/o Synova Healthcare, Inc., 1400 North Providence Road, Suite 6010, Media, PA 19063, Attn:
Stephen King, and a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

         IN WITNESS WHEREOF, Synova Healthcare, Inc. has caused this Certificate to be executed as of this 10th day of February 2005.

                                 SYNOVA HEALTHCARE, INC.


                                 By:      /s/ Stephen King
                                       --------------------------------------
                                        Name:      Stephen King
                                        Title:     Chief Executive Officer



                                 SYNOVA AGBL MERGER SUB, INC.


                                 By:      /s/ Randle Barrington-Foote
                                       --------------------------------------
                                        Name: Randle Barrington-Foote
                                        Title: President